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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Natural Grocers by Vitamin Cottage, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NATURAL GROCERS BY VITAMIN COTTAGE, INC.
12612 West Alameda Parkway
Lakewood, Colorado 80228

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on March 6, 2013

To the Stockholders of Natural Grocers by Vitamin Cottage, Inc.

        You are cordially invited to attend the Annual Meeting of Stockholders of Natural Grocers by Vitamin Cottage, Inc., a Delaware corporation (the "Company"). The meeting will be held on Wednesday, March 6, 2013, at 1:00 p.m. local time at the auditorium at our home office located at 12612 West Alameda Parkway, Lakewood, Colorado, 80228 for the following purposes:

          1.     To elect the two Class I director nominees named in the Proxy Statement accompanying this Notice to serve on our Board of Directors (our "Board") for three-year terms ending at the 2016 Annual Meeting of Stockholders.

          2.     To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for our fiscal year ending September 30, 2013.

          3.     To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is January 11, 2013. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. We are furnishing our proxy materials over the Internet to all of our stockholders, consistent with the Securities and Exchange Commission rule permitting us to do so, rather than in paper form in order to reduce our environmental impact and lower the costs of printing and distributing our proxy materials. We mailed our Notice Regarding the Availability of Proxy Materials on or about January 18, 2013. You may access our Proxy Statement and annual report to stockholders for the fiscal year ended September 30, 2012 at www.proxyvote.com by following the instructions found on the Notice Regarding the Availability of Proxy Materials mailed to you. Our annual report contains financial and other information about us, including our Form 10-K.

By Order of the Board
/s/ HEATHER ISELY Heather Isely Corporate Secretary

Lakewood, Colorado
January 18, 2013

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote over the telephone or the Internet, as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. You may request paper copies of this Proxy Statement and the related proxy materials up to 14 days prior to our annual meeting by contacting our Corporate Secretary, Heather Isely, at 12612 West Alameda Parkway, Lakewood, Colorado, 80228 and we will furnish the proxy materials to you within three business days. Even if you have voted by proxy, you may still vote in person if you attend the meeting.

NATURAL GROCERS BY VITAMIN COTTAGE, INC.
12612 West Alameda Parkway
Lakewood, Colorado 80228

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on March 6, 2013

i

NATURAL GROCERS BY VITAMIN COTTAGE, INC.
12612 West Alameda Parkway
Lakewood, Colorado 80228

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on March 6, 2013

        Except where the context otherwise requires or where otherwise indicated, all references herein to "we," "us," "our," "Natural Grocers," and "the Company" refer collectively to Natural Grocers by Vitamin Cottage, Inc. and its consolidated subsidiaries.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

        Under rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we are furnishing proxy materials to many of our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. We sent a Notice of Internet Availability of Proxy Materials (the "Notice") on or about January 18, 2013 to our stockholders of record as of January 11, 2013 (the "Record Date") in connection with the solicitation of proxies by Natural Grocers by Vitamin Cottage, Inc., a Delaware corporation (the "Company"), for use at the 2013 Annual Meeting of Stockholders or at any adjournments or postponements thereof (the "Annual Meeting"). All stockholders will have the ability to access our proxy materials on the Internet or to request a printed set of the proxy materials. You will not receive a printed copy of the proxy materials unless you request one. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

When and where will the Annual Meeting be held?

        The Annual Meeting will be held on March 6, 2013 at 1:00 p.m. Mountain Time at the auditorium at our home office located at 12612 West Alameda Parkway, Lakewood, Colorado 80228. Directions to the Annual Meeting may be found at http://investors.naturalgrocers.com/proxynotices.

What is the purpose of the Annual Meeting?

        The purposes of the Annual Meeting are to:

  •
  elect the two Class I director nominees named herein to serve on our Board of Directors (our "Board") for three-year terms ending at the 2016 Annual Meeting of Stockholders;

  •
  ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for our fiscal year ending September 30, 2013; and

  •
  conduct any other business properly brought before the meeting.

Who may vote at the Annual Meeting?

        Only stockholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 22,372,184 shares of common stock, $0.001 par value per share, of the Company (the "Common Stock") were issued and outstanding. Stockholders are entitled to one vote for each share of Common Stock held as of the Record Date on any proposal presented at the Annual Meeting.

How do I vote?

        If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered a stockholder of record with respect to those shares, and the Notice has been sent directly to you by Broadridge Financial Solutions, Inc. Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to attend the meeting, we urge you to follow the instructions provided to you regarding how to vote so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the Annual Meeting.

        If, like many stockholders of the Company, you hold your shares in street name through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares, and the Notice is being forwarded to you by your broker, bank or other nominee. Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to attend the meeting, vote by one of the methods described below so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the Annual Meeting.

        You may vote on the Internet at www.proxyvote.com, using the procedures and instructions described on the Notice. You may vote by telephone by viewing the proxy materials at www.proxyvote.com, at which time a toll-free number will be provided, or by requesting a paper copy of the proxy materials. You will need a touch tone telephone to vote by phone. Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected. Street name holders may be able to vote by Internet or telephone if their banks or brokers make those methods available, in which case the banks or brokers will enclose the instructions with this Proxy Statement. You may vote by mail by completing and mailing in a paper proxy card, which you must request by following the instructions contained in the Notice. If you attend the Annual Meeting, you may vote in person even if you have previously voted by phone or via the Internet or returned a proxy card by mail, and your in-person vote will supersede any vote previously cast.

How can I revoke a previously submitted proxy?

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (a) filing with the Corporate Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a date later than the proxy; (b) properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; (c) duly completing a later-dated proxy relating to the same shares and delivering it to the Corporate Secretary of the Company before the taking of the vote at the Annual Meeting; or (d) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). If you are a beneficial stockholder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting. Any written notice of revocation or subsequent proxy should be delivered to Natural Grocers by Vitamin Cottage, Inc., 12612 West Alameda Parkway, Lakewood, Colorado, 80228 Attention: Heather Isely, Corporate Secretary, before the taking of the vote at the Annual Meeting.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many shares must be present at the Annual Meeting?

        The representation in person or by proxy of at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote on the business properly brought before the Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker "non-vote" occurs when the entity holding shares in street name has not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the stockholders meeting or is not permitted to vote those shares on a non-routine matter.

How many votes are required to approve each proposal?

        For Proposal 1, the election of Class I directors, directors are elected by a plurality of the votes cast, either in person or represented by proxy. Therefore, the two director nominees who receive the greatest number of affirmative votes shall be elected as directors. Cumulative voting by Stockholders will not be permitted in the election of directors.

        For Proposal 2, the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for our 2013 fiscal year, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval.

        The vote on each matter submitted to stockholders is tabulated separately. Broadridge Financial Solutions, Inc. or a representative thereof, tabulates the votes. Abstentions are included in the number of shares present or represented and voting on each matter and will have the same effect as a negative vote. Broker "non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

        If the appointment of KPMG LLP as our independent registered public accounting firm for our 2013 fiscal year is not ratified by the stockholders, the adverse vote will be considered a direction to the audit committee to consider another independent registered public accounting firm for next year. However, because of the difficulty in making any substitution of our independent registered public accounting firm so long after the beginning of the current fiscal year, the appointment for our 2013 fiscal year will stand, unless the audit committee finds other good reason for making a change.

How will executed proxies or shares held in street name be voted?

        All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications.

        If you hold your shares in "street name," you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, it may vote your shares as it decides as to each matter for which it has discretionary authority under the rules of the New York Stock Exchange ("NYSE").

        There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the bank, broker or other nominee should vote your shares, and the bank, broker or other nominee indicates it does not have authority to vote such shares on its proxy, a "broker non-vote" results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

        Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which stockholders are voting.

        If your shares are held in street name and you do not give voting instructions, pursuant to Rule 452 of the NYSE, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), and your shares will be considered "broker non-votes" with respect to this proposal. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 2 (the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for our 2013 fiscal year) in the discretion of the record holder.

Is there other business to come before the Annual Meeting?

        Aside from the election of directors and the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for our 2013 fiscal year, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

How does the Board recommend that I vote?

        The Board unanimously recommends that you vote FOR the election of the two director nominees and FOR ratification of the appointment of KPMG LLP.

When are stockholder proposals due for next year's Annual Meeting?

        Pursuant to the various rules promulgated by the SEC, to be considered for inclusion in next year's proxy materials, you must follow the procedures set forth in Rule 14a-8 under the Exchange Act of 1934, as amended (the "Exchange Act"), and your proposal must be submitted in writing by September 20, 2013 to our Corporate Secretary at 12612 West Alameda Parkway, Lakewood, Colorado 80228. In addition to the requirements of the Exchange Act, if you wish to submit a nomination or proposal to be properly brought before the 2014 Annual Meeting of Stockholders that is not to be included in next year's proxy materials, you must comply with the advance notice provisions of our bylaws by giving timely notice in proper written form to our Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary of the 2013 Annual Meeting. The anniversary of the 2013 Annual Meeting will be March 6, 2014. Thus, you must submit such nomination or proposal no later than December 6, 2013 and no earlier than November 6, 2013.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

 PROPOSAL 1—ELECTION OF CLASS I DIRECTORS

        Currently, our Board consists of six members. Our certificate of incorporation and bylaws divide our Board into three classes. One class is elected each year for a term of three years.

        Our bylaws further provide that our Board will consist of a number of directors to be fixed from time to time by a resolution of the Board. Any increase or decrease in the number of directors must be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

        The following table sets forth the class of which each member of the Board is a member, the year in which he or she first became a director, and whether or not he or she is independent as defined under the rules of the NYSE. The sections of this Proxy Statement below entitled Executive Officers and Directors and Corporate Governance provide additional detail about the Board and its committees and our corporate governance.

Class	Director's Name and Year First Became a Director	Independent
Class I (term expires 2013)	Richard Hallé (2012)	Yes
	Elizabeth Isely (2012)	No
Class II (term expires 2014)	Michael T. Campbell (2012)	Yes
	Zephyr Isely (2012)	No
Class III (term expires 2015)	Heather Isely (2012)	No
	Kemper Isely (2012)	No

  Election of Two Class I Directors

        The terms of our Class I directors will expire at our Annual Meeting. Accordingly, Mr. Hallé, and Ms. Elizabeth Isely are standing for re-election to the board as Class I directors.

        The Board has nominated Mr. Hallé, and recommended that Mr. Hallé be re-elected to the Board as a Class I director, to hold such position until the annual meeting of stockholders to be held in the year 2016 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. The Board has determined that Mr. Hallé is independent within the meaning of the director independence standards of the NYSE. In making this determination, the Board solicited and considered information from Mr. Hallé regarding whether he, or any member of his immediate family, had a direct or indirect material interest in any transactions involving the Company, was involved in a commercial or investment relationship with the Company or received personal benefits from or on behalf of the Company outside the scope of such person's normal compensation.

        Additionally, the Board has nominated Ms. Elizabeth Isely, and recommended that Ms. Elizabeth Isely be re-elected to the Board as a Class I director, to hold such position until the annual meeting of stockholders to be held in the year 2016 and until her successor has been duly elected and qualified or until her earlier death, resignation or removal. Ms. Isely is an Executive Vice President of the Company and, thus, is not independent under the rules of the NYSE.

  Conclusion

        The Board knows of no reason why Mr. Hallé or Ms. Elizabeth Isely would be unable or unwilling to serve, but if either of them for any reason should be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Hallé and Ms. Elizabeth Isely.

        This proposal for the election of directors relates solely to the election of two Class I directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

  Recommendation of the Board

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RE-ELECTION OF THE FOREGOING NOMINEES TO SERVE AS MEMBERS OF THE DESIGNATED CLASSES OF THE BOARD.

        Unless a proxy is marked to give a different direction, the persons named in the proxy will vote "FOR" each of the foregoing nominees to serve as a member of the designated class of the Board.

PROPOSAL 2—RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  General

        Our stockholders are being asked to ratify the appointment by the audit committee of KPMG LLP as our independent registered public accounting firm for fiscal year 2013. KPMG LLP has served as the independent registered public accounting firm of the Company since 2012, and as the independent registered public accounting firm of Vitamin Cottage Natural Food Markets, Inc., or the operating company, since 2010. The Company plans to engage KPMG LLP to perform the audit of our financial statements as of and for the year ending September 30, 2013.

        The audit committee is solely responsible for selecting our independent auditors. The Board has ratified the audit committee's appointment of our independent registered public accounting firm and is now seeking the approval of the stockholders. Although stockholder ratification of the appointment of KPMG LLP is not required by law, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of KPMG LLP, the audit committee will consider whether to engage another independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

        A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

  Principal Accounting Fees and Services

        To the knowledge of management, neither KPMG LLP nor any of its members has any direct or material indirect financial interest in the Company or any connection with the Company in any capacity other than as our independent registered public accounting firm.

        The following table presents fees for professional audit services rendered by KPMG LLP for the audits of the operating company's or the Company's annual consolidated financial statements for the fiscal years ended September 30, 2012 and 2011, and fees billed for other services rendered by KPMG LLP during those fiscal years. All of these services and fees were approved by the Board or the board of directors of the operating company.

	2011	2012
Audit Fees(1)	$182,000	$1,171,999
Audit-Related Fees(2)	—	—
Tax Fees(3)	35,568	60,111
All Other Fees(4)	—	1,650

Total	$217,568	$1,233,760

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, as well as services that generally only our independent registered public accounting firm can reasonably provide, including services rendered in connection with SEC filings. The Audit Fees incurred in fiscal year 2012 also included fees of $747,499 related to services performed in connection with our initial public offering ("IPO"), including comfort letters, consents and review of documents filed with the SEC.

(2)
Audit-Related Fees consist of fees billed for other professional services. No other services were provided in fiscal years 2011 and 2012.

(3)
Tax Fees consist primarily of fees billed for professional services rendered in connection with direct and indirect tax compliance requirements in domestic tax jurisdictions.

(4)
All Other Fees consist of a subscription to KPMG Accounting Research Online tool.

        The charter of the audit committee provides that the audit committee shall approve the fees and compensation to be paid to the independent registered public accounting firm, and shall approve in advance any non-audit services to be performed by the independent registered public accounting firm. The audit committee currently complies with this requirement on an engagement by engagement basis. To that end, in September 2012, our audit committee approved the engagement and fees of KPMG LLP for assistance in responding to an audit of the Company by the U.S. Internal Revenue Service. All other services and fees of KPMG LLP in fiscal years 2011 and 2012 were approved by our Board or the board of the operating company. Our audit committee was established in July 2012 in connection with our initial public offering. During the 2013 fiscal year, our audit committee intends to consider and adopt policies and procedures for the review and pre-approval by the audit committee of all audit services and permissible non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm.

  Recommendation of the Board

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2013 FISCAL YEAR.

        Unless a proxy is marked to give a different direction, the persons named in the proxy will vote "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for our 2013 fiscal year.

 EXECUTIVE OFFICERS AND DIRECTORS

        Set forth below is information concerning our current executive officers and directors as of the date of this Proxy Statement. The business address of all of our executive officers and directors is 12612 West Alameda Parkway, Lakewood, CO 80228.

Name	Age	Position(s)
Kemper Isely	50	Chairman, Director and Co-President
Zephyr Isely	63	Director and Co-President
Heather Isely	47	Director, Executive Vice President and Corporate Secretary
Elizabeth Isely*	58	Director and Executive Vice President
Michael T. Campbell	68	Director
Richard Hallé*	48	Director
Sandra Buffa	60	Chief Financial Officer

*
Nominee for re-election as a Director.

        Kemper Isely has been a director and our Co-President since 1998. He joined the Company as an employee in 1977 and during his tenure with our company has functioned as Store Manager, Warehouse Manager, Director of Marketing, Director of Purchasing, Director of Operations and Director of Finance.

        We believe Mr. Kemper Isely's qualifications to serve on our Board include his knowledge of our company and the food retail industry and his years of leadership at our company.

        Zephyr Isely has been a director and our Co-President since 1998. He joined the Company as an employee in 1969 and during his tenure with our company has functioned as Store Manager, Director of Receiving, Warehouse Manager, Director of Operations, Director of Purchasing, Director of Accounting, Manager of Payroll and Compensation and Director of Information Systems.

        We believe Mr. Zephyr Isely's qualifications to serve on our Board include his knowledge of our company and the food retail industry and his extensive management experience at our company.

        Heather Isely has been a director and our Executive Vice President and Corporate Secretary since 1998. Ms. Heather Isely joined the Company as an employee in 1989 and during her tenure with our company has functioned as Produce Coordinator, Store Manager, Manager of Quality Control, Director of Nutrition Education, Manager of Operations, Manager of Compensation, Manager of Training and Director of Human Resources.

        We believe Ms. Heather Isely's qualifications to serve on our Board include her knowledge of our company and the food retail industry and prior management experience at our company.

        Elizabeth Isely has been a director and our Executive Vice President since 1998. Ms. Elizabeth Isely joined the Company as an employee in 1977 and during her tenure with our company has functioned as Store Manager, Regional Manager, Director of Operations, Manager of Training and Director of New Store Openings.

        We believe Ms. Elizabeth Isely's qualifications to serve on our Board include her knowledge of our company and the food retail industry, her experience in opening our new stores and her extensive management experience at our company.

        Michael T. Campbell has been a director since the consummation of our initial public offering in 2012. Mr. Campbell has served as a member of the board of directors of Houston Wire & Cable Company (Nasdaq: HWCC) since 2008, has served as the chairman of its audit committee since 2009 and as a member of its nominating and corporate governance committee since 2012. Mr. Campbell has also been a member of the board of advisors of Lee Truck Equipment, Inc. (d/b/a Casper's Truck

Equipment) since 2007. Mr. Campbell previously served in the technical support department of the national office of Deloitte & Touche LLP, and he was also the lead technical accounting and auditing partner in the Denver office prior to his retirement in June 2001.

        We believe that Mr. Campbell's qualifications to serve on the Board include his significant experience with financial reporting by public companies and his experience with mergers and acquisitions and capital markets transactions.

        Richard Hallé has been a director since October 17, 2012. Since 2011, Mr. Hallé has served as the Chief Financial Officer of The Berry Company, Inc. in Englewood, Colorado, overseeing finance, including accounting, treasury, tax, planning, forecasting, budgeting and financial reporting. Previously, Mr. Hallé served as the Chief Financial Officer and Secretary of DTN Holding Company, Inc. in Omaha, Nebraska from 2003 to 2008 and as a Managing Director of FTI Consulting, Inc. from 2002 to 2003 where he developed business restructuring strategies.

        We believe that Mr. Hallé's qualifications to serve on the Board include his significant experience in business operations, corporate finance and financial reporting.

        Sandra Buffa has served as our Chief Financial Officer since 2008 when she joined our company. Prior to joining our company, from 2005 to 2007, Ms. Buffa worked at QCE, LLC, the parent company of the Quizno's restaurant chain, as its Chief Financial Officer. From 2001 to 2005, Ms. Buffa was the Chief Financial Officer of Mrs. Fields' Original Cookies, Inc. and also served as the Senior Vice President, Chief Financial Officer and Treasurer of its parent company from 2004 to 2005. From 1998 to 1999, Ms. Buffa was the President and Chief Operating Officer of Crabtree & Evelyn, Ltd, and its Chief Financial Officer in 1998. Ms. Buffa served as the Chief Financial Officer, Senior Vice President of Finance and Treasurer of Vista Optical from 1993 to 1998. Ms. Buffa began her career with the firm of PricewaterhouseCoopers, most recently as a Senior Audit Manager. Ms. Buffa is a Certified Public Accountant.

        Kemper Isely, Zephyr Isely and Heather Isely are siblings. Elizabeth Isely was previously married to a member of the Isely family who is not currently involved in company operations.

 CORPORATE GOVERNANCE

Board of Directors

Board Composition

        Our business and affairs are managed under the direction of our Board. Our Board currently has six members, Kemper Isely, Zephyr Isely, Heather Isely, Elizabeth Isely, Michael Campbell and Richard Hallé. Our bylaws provide that our Board consists of a number of directors to be fixed from time to time by a resolution of the Board.

        Our certificate of incorporation and bylaws provide for a staggered, or classified, board of directors consisting of three classes of directors, each serving staggered three-year terms, as follows:

  •
  Elizabeth Isely and Richard Hallé are Class I directors, their terms will expire at the Annual Meeting and they have been nominated for re-election at the Annual Meeting;

  •
  Zephyr Isely and Michael T. Campbell are Class II directors, and their terms will expire at the annual meeting of stockholders to be held in 2014; and

  •
  Heather Isely and Kemper Isely are Class III directors, and their terms will expire at the annual meeting of stockholders to be held in 2015.

        Upon expiration of the term of a class of directors, directors for that class will be elected for a three-year term at the annual meeting of stockholders in the year in which that term expires. Each director's term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

        A voting agreement entered into with or among our major stockholders is in effect and provides the Isely family, and effectively our board of directors, with control over the election of directors. See "Certain Relationships and Related Party Transactions—Stockholders Agreement" in this Proxy Statement for a description of this agreement. Directors can be removed from our board of directors only for cause. Vacancies on our board of directors, and any newly created director positions created by the expansion of the board of directors, can be filled only by a majority of remaining directors then in office.

        The division of our Board into three classes with staggered three year terms may delay or prevent stockholder efforts to effect a change of our management or a change in control.

Board Leadership Structure and Risk Oversight

        The Chairman of our Board is also the Co-President of our company. Because of his knowledge of and insight into our business, we believe Mr. Kemper Isely is in the best position to focus the attention of our independent directors on matters that are the most critical to our company. In our view, splitting the roles would potentially have the consequence of making our management and governance processes less effective through undesirable duplication of work and, in the worst case, lead to a blurring of clear lines of accountability and responsibility, without any clear offsetting benefits.

        Our Board administers its risk oversight function primarily through the audit committee, which oversees our risk management practices. The audit committee is responsible for, among other things, discussing with management on a regular basis our guidelines and policies that govern the process for risk assessment and risk management. These discussions include our major risk exposures and actions taken to monitor and control these exposures. Our Board believes that its administration of risk management is not affected by our Board's leadership structure, as described above. We do not currently have a lead independent director.

Controlled Company and Director Independence

        We have elected to avail ourselves of the "controlled company" exception under the corporate governance rules of the NYSE. Under NYSE rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a "controlled company" and may elect not to comply with certain corporate governance standards. Certain members of the Isely family holding over 50% of our common stock are parties to a stockholders agreement pursuant to which they control the election of our directors, and we are therefore a "controlled company." As a result, we have elected not to have a majority of "independent directors" on our Board, and we do not have a compensation committee composed entirely of "independent directors" as defined under the rules of the NYSE. Further, compensation for our executives and selection of our director nominees are not determined by a majority of "independent directors" as defined under the rules of the NYSE. The "controlled company" exception does not modify the independence requirements for the audit committee, and we are subject to, and have complied with, the requirements of Sarbanes-Oxley and the NYSE, which require that our audit committee be composed of at least three members, one of whom was required to be independent upon our listing on the NYSE, a majority of whom were required to be independent within 90 days from the date of our listing and each of whom will be independent within one year from the date of our listing.

        Consistent with these requirements, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following two directors are independent directors within the meaning of the applicable NYSE listing standards: Michael T. Campbell and Richard Hallé. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company. Kemper Isely, our Co-President, Zephyr Isely, our Co-President, Heather Isely, our Executive Vice President and Corporate Secretary, and Elizabeth Isely, our Executive Vice President, are not independent directors. Each is an employee with the Company.

Communications with the Board

        The Board welcomes questions or comments about our company and its operations. Interested parties and stockholders may contact the Board as a whole, non-management directors, or any one or more specified individual directors by sending a letter to the intended recipients' attention in care of Natural Grocers by Vitamin Cottage, Inc. Attention: Corporate Secretary, 12612 West Alameda Parkway, Lakewood, Colorado 80228. The Corporate Secretary will maintain a record of all such communications and promptly forward to the Chairman of the Board those that the Corporate Secretary believes require immediate attention. The Corporate Secretary will periodically provide the Chairman of the Board with a summary of all such communications. The Chairman of the Board will notify the Board or the chairs of the relevant committees of the Board of those matters that he believes are appropriate for further action or discussion.

Meetings of the Board

        The Board met one time during the 2012 fiscal year (since our formation on April 9, 2012). Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. Pursuant to our Corporate Governance Guidelines, our directors are expected to attend meetings of the Board and all committees on which they sit (including separate meetings of non-management directors), with the understanding that, on occasion, a director may be unable to attend a meeting in person or by teleconference. We were incorporated in Delaware on April 9, 2012 and our 2013 annual meeting will be our first annual meeting of stockholders. It is the Company's policy to encourage directors to attend the Annual Meeting. During the 2012 fiscal year

(since our formation on April 9, 2012), our Board had only one independent director and therefore our Board did not hold executive sessions. Following the Board's appointment of a second independent director, Richard Hallé, in October 2012, the Board intends to hold regular executive sessions at which only non-management directors are present.

Committees of the Board

        Our Board has two committees: an audit committee and a compensation committee. The committees were established in July 2012, in connection with our initial public offering and our listing on the NYSE. Each committee member is appointed by the Board and will serve until his or her successor is elected and qualified, unless he or she is earlier removed or resigns. The following table provides membership and meeting information for fiscal year 2012 for each of our Board committees:

Name	Independent	Audit	Compensation
Mr. Kemper Isely	No	Member	Member
Mr. Zephyr Isely	No
Ms. Heather Isely*	No	Member	Chair
Ms. Elizabeth Isely	No
Mr. Michael T. Campbell	Yes	Chair	Member
Total meetings in fiscal 2012		1	1

*
Mr. Richard Hallé was appointed to the Board and the audit committee on October 17, 2012 and Ms. Heather Isely resigned from the Audit Committee on that same date.

Audit Committee

        Our audit committee assists our Board in fulfilling its oversight responsibilities over our financial reporting and internal control processes. The committee is responsible for, among other things:

  •
  overseeing management's maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices;

  •
  overseeing management's establishment and maintenance of processes to assure that an adequate system of internal control is functioning;

  •
  overseeing management's establishment and maintenance of processes to assure our compliance with all applicable laws, regulations and corporate policies;

  •
  reviewing our annual and quarterly financial statements prior to their filing and prior to the release of earnings; and

  •
  reviewing the performance of the independent accountants and making decisions regarding the appointment or termination of the independent accountants and considering and approving any non-audit services proposed to be performed by the independent accountants.

        Mr. Campbell, Mr. Kemper Isely and Mr. Hallé currently serve on the audit committee, with Mr. Campbell serving as the chair of the audit committee. Heather Isely served on our audit committee from July 25, 2012 until Mr. Hallé's appointment on October 17, 2012. Mr. Campbell, one or our independent directors, is our audit committee financial expert as defined under applicable SEC rules. The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

        The audit committee met one time during the 2012 fiscal year. Our Board has adopted a written charter for our audit committee, which is available on our corporate website at www.naturalgrocers.com.

Report of the Audit Committee

        The audit committee is responsible for providing oversight of our accounting and financial reporting functions. The audit committee relies on the expertise and knowledge of management and the independent auditors in carrying out its oversight responsibilities. Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The independent auditors are responsible for auditing those financial statements and issuing a report thereon.

        The audit committee reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2012 with management of the Company and with KPMG LLP, the Company's independent registered public accounting firm. The audit committee also reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Auditing Standard AU Section 380 (Communications with Audit Committees), as adopted by PCAOB in Rule 3200T and Rule 2-07 of SEC Regulation S-X.

        In addition, the audit committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Consistent with the applicable requirements of the PCAOB and the rules and regulations of the SEC, the audit committee considered whether the provision of non-audit services by the independent registered public accounting firm to the Company for the fiscal year ended September 30, 2012 is compatible with maintaining KPMG LLP's independence and has discussed with KPMG LLP the firm's independence from the Company.

        Based on the foregoing, the audit committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

        Respectfully submitted,

    Michael T. Campbell (Committee Chair)
    Richard Hallé
    Kemper Isely

        The material in the above report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        Our compensation committee is responsible for, among other things:

  •
  reviewing our compensation practices and policies, including equity benefit plans and incentive compensation;

  •
  reviewing key employee compensation policies;

  •
  monitoring performance and compensation of our employee-directors, officers and other key employees;

  •
  preparing recommendations and periodic reports to the Board concerning these matters; and

  •
  overseeing the preparation of any disclosure relative to compensation practices.

        Ms. Heather Isely, Mr. Kemper Isely and Mr. Campbell each serves on the compensation committee, with Ms. Heather Isely serving as the chair of the compensation committee.

        The compensation committee met one time during the 2012 fiscal year. Our Board has adopted a written charter for our compensation committee, which is available on our corporate website at www.naturalgrocers.com.

        In April 2012, our Board retained the outside consulting firm Frederic W. Cook & Co., Inc., or F. W. Cook, as our independent compensation consultant to assist in developing our approach to executive officer and Board compensation. This engagement occurred prior to the creation of our compensation committee. As part of this engagement, F. W. Cook assisted in the development of the competitive compensation program for our independent board members. We did not engage F.W. Cook to provide any additional services during fiscal 2012. Prior to our initial public offering, our Board historically set compensation for our named executive officers, including with respect to their own compensation. We expect that our Co-Presidents will continue to provide recommendations to our compensation committee regarding pay levels for all executive officers. In fulfilling its responsibilities, our compensation committee may delegate its authority to subcommittees, including subcommittees consisting solely of one or more employees of the Company, to the extent permitted by applicable law.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis ("CD&A") contained in this Proxy Statement. Based on this review and discussion, the compensation committee has recommended to the Board that the CD&A be included in this Proxy Statement.

        Respectfully submitted,

    Heather Isely (Committee Chair)
    Kemper Isely
    Michael T. Campbell

Process for Recommending Candidates for Election to the Board Directors

        We do not have a nominating committee. Instead, our Board is responsible for recommending director candidates for election. This is appropriate, in the opinion of the Board, because we are a "controlled company" under NYSE rules and certain members of the Isely family hold over 50% of our common stock and control the election of our directors.

        Additionally, our Board will consider director candidates recommended by stockholders, provided that stockholders making such recommendations comply with the advance notice procedures contained in Section 2 of our bylaws. The Board did not receive any director recommendations from stockholders for consideration at the Annual Meeting.

        The Board will evaluate candidates properly recommended by stockholders based on the same criteria applied to other director nominees, with one exception. Specifically for such candidates, the Board may consult with certain members of the Isely family who are parties to a stockholders agreement, pursuant to which they control the election of our directors, to ensure that such nominees will make a meaningful contribution to the Board and are likely to receive the approving vote of the holders of a majority of the outstanding common stock.

        As described in the Company's Corporate Governance Guidelines, the Board identifies candidates based on the following criteria:

  •
  judgment, character, expertise, skills and knowledge useful to the oversight of the Company's business;

  •
  diversity of viewpoints, backgrounds and experiences;

  •
  business or other relevant experience; and

  •
  the extent to which the integrity of the candidate's expertise, skills, knowledge and experience with that of the other Board members will build a Board that is effective, collegial and responsive to the needs of the Company.

        As described above, the Board considers the diversity of viewpoints, backgrounds and experiences in identifying and evaluating director nominees, but does not have a formal policy with regard to the implementation of this principle.

        The Board identifies director nominees based on the above criteria by consulting with other industry leaders and members of the business community.

Corporate Governance Guidelines

        In July 2012, the Board adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. These guidelines are a flexible framework within which the Board may conduct its business. Moreover, they help to align the interests of directors and management with those of the Company's stockholders. In greater detail, the Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other matters, Board composition and selection, board meetings and involvement of senior management, executive officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines reflect changes to the NYSE listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at the company's website at www.naturalgrocers.com.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of January 16, 2013, regarding beneficial ownership of our common stock by:

  •
  each person known to us to beneficially own more than 5% of our common stock;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Shares of common stock issuable within 60 days to a person are deemed outstanding for purposes of computing the percentage of shares owned by such person, but are not deemed outstanding for purposes of computing the percentage of shares owned by any other person.

        To our knowledge, except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them and none of the shares shown as beneficially owned by the named executive officers or directors have been pledged as security.

        Unless otherwise indicated, the address for each person named in the table below is c/o Natural Grocers by Vitamin Cottage, Inc., 12612 West Alameda Parkway, Lakewood, Colorado 80228.

	Shares of Common Stock Beneficially Owned(1)
Beneficial Owner	#	%
5% Stockholders:
Isely Family Group(2)	13,331,707	59.6%
CTVC, LLC(2)(3)	1,037,939	4.6%
Named Executive Officers and Directors:
Kemper Isely(2)(4)	3,396,830	15.2%
Zephyr Isely(2)(5)	3,360,867	15.0%
Heather Isely(2)(6)	1,138,510	5.1%
Elizabeth Isely(2)(7)	1,254,306	5.6%
Sandra Buffa(8)	189,876	*
Michael Campbell (director)(9)	—	—
Richard Hallé (director)(9)	—	—
Executive officers and directors as a group (7 persons)	13,521,583	60.4%

*
Represents less than 1%

(1)
This table is based upon information supplied by officers, directors, principal stockholders and the Schedule 13D filed by members of the Isely family voting group with the SEC on August 6, 2012. As of the date of this Proxy Statement, no other stockholders had filed Schedules 13D or 13G with respect to their ownership of our common stock. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 22,372,184 shares of our common stock outstanding on January 16, 2013, adjusted as required by rules promulgated by the SEC.

(2)
In connection with the reorganization transactions effected in connection with our initial public offering, each of Kemper Isely, Zephyr Isely, Heather Isely, Elizabeth Isely, certain trusts or entities controlled by one or more of them, certain other Isely family members, certain custodial accounts controlled by Anthony Andueza but benefiting other Isely family members, and certain entities controlled by Mr. Andueza but owned by the above named Iselys and their family members (directly or indirectly through trusts) entered into a Stockholders Agreement pursuant to which they agreed to, among other things, limitations on the sale of their shares of our common stock and to vote all of their shares of common stock in the election of directors as directed by a majority of Kemper Isely, Zephyr Isely, Heather Isely and Elizabeth Isely. The parties to the agreement may therefore be deemed to share voting and investment power over the shares subject to the agreement and be members of a group for beneficial ownership reporting purposes with respect to such shares. The number of shares identified as beneficially owned by the Isely Family Group includes 391,609 shares not subject to the Stockholders Agreement that are held in trusts or entities benefiting or established by Isely family members, over which Mr. Andueza has sole voting and investment power.

(3)
Consists of shares of common stock held for the benefit of the Isely Children's Trust and its beneficiaries. Mr. Andueza is the sole manager of CTVC, LLC with sole voting and investment power over the shares of common stock held by it and thus CTVC, LLC disclaims beneficial ownership of the shares. The number of shares identified as beneficially owned by CTVC, LLC excludes shares of common stock deemed to be beneficially owned by it solely because of the Stockholders Agreement described above in note 1.

(4)
Includes 3,097,402 shares beneficially owned directly by Mr. Kemper Isely, 91,938 shares owned directly by the LaRock and Luke Isely Trust, with respect to which Mr. Kemper Isely shares voting and investment power with Mr. Zephyr Isely as co-trustee of the trust, and 207,490 shares held by Mr. Andueza as custodian under the Colorado Uniform Transfer to Minors Act, or UTMA, for Mr. Kemper Isely's children Ritchie K. Isely and Raquel M. Isely, each of whom shares Mr. Kemper Isely's permanent residence. The number of shares identified as beneficially owned by Mr. Kemper Isely excludes shares of common stock deemed to be beneficially owned by him solely because of the Stockholders Agreement described above in note 1.

(5)
Includes 3,165,184 shares beneficially owned directly by Mr. Zephyr Isely and 91,938 shares owned directly by the LaRock and Luke Isely Trust, with respect to which Mr. Zephyr Isely shares voting and investment power with Mr. Kemper Isely as co-trustee of the trust, and 103,745 shares held by Mr. Andueza as custodian under the UTMA for Mr. Zephyr Isely's child Dyami Cy Isely-Parvanta, who shares Mr. Zephyr Isely's permanent residence. The number of shares identified as beneficially owned by Mr. Zephyr Isely excludes shares of common stock deemed to be beneficially owned by him solely because of the Stockholders Agreement described above in note 1.

(6)
Includes 931,020 shares beneficially owned directly by Ms. Heather Isely and 207,490 shares held by Mr. Andueza as custodian under the UTMA for Ms. Heather Isely's children Masala A. Isely-Rice and Charles L. Isely-Rice, each of whom shares Ms. Heather Isely's permanent residence. The number of shares identified as beneficially owned by Ms. Heather Isely excludes shares of common stock deemed to be beneficially owned by her solely because of the Stockholders Agreement described above in note 1.

(7)
Excludes shares of common stock deemed to be beneficially owned by Ms. Elizabeth Isely solely because of the Stockholders Agreement described above in note 1.

(8)
Consists of 160,136 shares of common stock owned directly by Ms. Buffa and 29,740 shares of common stock issuable within 60 days pursuant to Ms. Buffa's employment agreement. Does not include the restricted stock granted pursuant to Ms. Buffa's employment agreement that vest beyond 60 days.

(9)
Does not include the restricted stock units granted to each of our independent directors, which will vest one year subsequent to such director's appointment.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended September 30, 2012, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following discussion relates to the compensation of our Co-Presidents, our Chief Financial Officer, and our other two most highly compensated executive officers for the fiscal year ended September 30, 2012 (collectively referred to as our "named executive officers" or "NEOs"), including the overall principles underlying our executive compensation policies. We were incorporated in Delaware on April 9, 2012 and consummated our initial public offering in July 2012. During a portion of the fiscal year ended September 30, 2012, the NEOs were officers solely of our operating company and, as a result, the compensation-related information for all NEOs presented for fiscal year 2012 prior to our initial public offering relates to compensation received from Vitamin Cottage Natural Food Markets, Inc., or the operating company. Following the consummation of our initial public offering in July 2012, all of the NEOs were officers of both the operating company and the Company, holding the same executive positions with each company.

        Our NEOs for fiscal year 2012 were:

  •
  Kemper Isely, Co-President

  •
  Zephyr Isely, Co-President

  •
  Heather Isely, Executive Vice President and Corporate Secretary

  •
  Elizabeth Isely, Executive Vice President

  •
  Sandra Buffa, Chief Financial Officer

  Objectives of our executive compensation program

        Hiring and retaining our officers and other key employees is critically important to ensure the continuity and stability required to grow our business. Our executive compensation and benefits program is designed to attract, retain, reward and create incentives for a highly talented and committed team of executive officers who share our vision and desire to work toward our goals.

        Prior to our initial public offering, we were privately held. As a result, requirements regarding the formation and functioning of board committees, such as a compensation committee, did not apply. Before the creation of our compensation committee, the compensation decisions of the operating company were made by its board. Following the creation of our compensation committee in connection with our initial public offering, compensation decisions were made by our compensation committee. Our compensation philosophy is to provide our NEOs with a compensation package that attracts, motivates and retains executive talent and aligns the interests of management with those of the stockholders. Our approach to executive compensation is intended to reward our NEOs for making strong individual contributions to our success and creating long-term value.

        Consistent with this approach, for fiscal year 2012, we did not establish a formal cash-based incentive plan for any of our executive officers other than our Chief Financial Officer. As further described below, the cash incentive compensation we paid to our Chief Financial Officer for fiscal year 2012 was determined at the discretion of our Board based on the achievement of quarterly targets for earnings before interest, taxes, depreciation and amortization, or EBITDA, and a qualitative and subjective evaluation of individual performance and our business results.

  Executive compensation process

        Compensation-setting process.    During fiscal year 2012, prior to the formation of our compensation committee in connection with our initial public offering, the board of directors of the operating company, or the operating company board, determined compensation for our executive officers. The operating company board relied primarily on its collective experience and the recommendations of our Co-Presidents to make decisions regarding compensation.

        In April 2012, we retained F. W. Cook as our independent compensation consultant to assist in developing our approach to executive officer and board compensation. As part of this engagement, F. W. Cook assisted in the development of a competitive compensation program for our independent board members.

        Our Board created a compensation committee in July 2012 pursuant to the governance requirements of the NYSE. Our compensation committee reviewed executive compensation at its meeting on September 12, 2012. Our compensation committee consists of Ms. Heather Isely, Mr. Kemper Isely and Mr. Campbell. Our compensation committee also administers our Omnibus Incentive Plan, which we adopted in July 2012.

        We have not adopted formal or informal policies or guidelines for allocating compensation between long-term and short-term and between cash and non-cash compensation or among different forms of non-cash compensation.

        Role of management in setting compensation.    During fiscal year 2012 prior to our initial public offering, the operating company board set compensation for our NEOs, including with respect to their own compensation. Our compensation committee did not change this compensation. During fiscal year 2012, our Co-Presidents provided recommendations regarding pay levels for all executives and we expect that our Co-Presidents will continue to provide such input.

        Use of market data.    We did not use a peer group in setting fiscal year 2012 executive compensation, and neither the compensation committee of our Board nor the operating company board targeted compensation to specific benchmarks against any peer group companies. In the future, we may make more specific use of market data and may potentially expand our cash incentive compensation policy and initiate the use of equity compensation based on our findings.

Primary elements of compensation

        Base salary.    The overall compensation package is weighted toward a higher base salary, and for four of our NEOs, consists of only base salary. We believe that base salaries are of primary importance to our approach to executive compensation, allowing us to attract and retain our key executives, and reward consistent contributions to our long term success, in a manner that does not encourage excessive risk taking by our executives. The operating company board primarily based salaries of the NEOs on its collective experience and view of appropriate fixed pay in our geographic location and industry. Additionally, the operating company board took into account nonparticipation in our cash incentive compensation program by all of our NEOs, except Ms. Buffa, and the absence of a long-term incentive program. Base salaries have historically been reviewed periodically by the operating company board. We will do the same and take into account individual performance, internal pay equity, historical compensation practice, incentive program participation and current equity ownership levels. However, our compensation committee may exercise its discretion in setting an executive's base salary, taking into account the quality of the executive's overall contribution to our success.

        Incentive awards.    Based on the achievement of quarterly EBITDA targets and a review of both business and individual performance during the fiscal year, our compensation committee may approve cash incentive compensation payments to executives participating in our cash-based incentive plan. The achievement of quarterly EBITDA goals is required before our compensation committee makes any determination of whether to make incentive compensation payments. The amount of any payment is based on set target levels and our compensation committee's assessment of the participating executive's contribution to our strategic objectives or financial results during a particular quarterly or fiscal period. If a quarterly EBITDA goal is not met, no incentive compensation payment is made for the corresponding quarter, regardless of whether or not strategic or individual performance goals have been met. Even if the quarterly EBITDA target is achieved, our compensation committee reserves the sole discretion to exercise negative discretion to the extent it deems reasonable and prudent under the circumstances. For fiscal year 2012, Ms. Buffa was our only executive officer participating in our cash-based incentive plan.

Compensation decisions for fiscal year 2012

        Base salary.    At fiscal year end 2012, base salaries were as follows:

  •
  Kemper Isely, Co-President, $607,800

  •
  Zephyr Isely, Co-President, $576,000

  •
  Heather Isely, Executive Vice President, $528,000

  •
  Elizabeth Isely, Executive Vice President, $528,000

  •
  Sandra Buffa, Chief Financial Officer, $330,000

        In 2012, Ms. Elizabeth Isely's annual salary was increased by 10.0% from $480,000 to $528,000 effective January 2012. The new salary took into account internal pay equity, historical compensation practice, incentive compensation program participation and current equity ownership levels. In making its determination to increase Elizabeth Isely's salary, the operating company's board considered Ms. Elizabeth Isely's strong leadership in managing numerous new store openings during fiscal year 2011. It also considered that Elizabeth Isely had not received an increase in base salary since fiscal year 2008. Sandra Buffa's salary was increased in June 2012 by 4.8% from $315,000 to $330,000 in connection with the annual determination of the board of directors of the operating company of her salary. No other changes have been made to the salaries of our NEOs since September 30, 2011 by the operating company board or our compensation committee.

        Incentive awards.    Based on the achievement of certain quarterly EBITDA targets and a review of both business and individual performance during fiscal year 2011, the operating company board approved a cash incentive compensation payment for Ms. Buffa pursuant to the operating company's cash-based incentive plan. The achievement of quarterly EBITDA goals was required before the board of directors of the operating company made a determination on whether to make an incentive compensation payment to Ms. Buffa. The amount of the payment was based on her employment agreement. For fiscal year 2012, cash incentive compensation target levels for our only executive officer participating in our cash-based incentive plan were set in accordance with her employment agreement. Specifically, Ms. Buffa's cash incentive target level was set at 50% of her base salary, and the minimum quarterly EBITDA ratio goal for each quarter within the fiscal year was set at 5.5% of sales. Actual EBITDA as a percent of sales was at or above the minimum quarterly goal for each of the four quarters during fiscal year 2012, and the board of directors of the operating company in accordance with her employment agreement determined to pay Ms. Buffa a cash incentive compensation payment for each of the quarters for which the minimum was achieved.

        Equity compensation.    We currently do not have a long-term incentive program in place and have not granted any equity awards under such a program. We adopted an Omnibus Incentive Plan in July 2012. In addition, under our Chief Financial Officer's employment agreement, Ms. Buffa received restricted stock units equal to 1.2% of the fully diluted shares of the Company at the time of the completion of our initial public offering (including any exercise of the underwriters' overallotment option) (rounded to the nearest whole share), subject to the following terms:

  •
  Two-thirds (or 178,442 restricted stock units) vested immediately, settled in 156,136 shares of common stock of the Company and $334,579 in cash.

  •
  One-third (or 89,221 restricted stock units) will be settled 100% in shares of common stock of the Company, and will vest in three equal parts: the first part on the date that is six months after completion of the initial public offering, the second part on the date that is 12 months after completion of the initial public offering, and the third part on the date that is 18 months after completion of the initial public offering. Ms. Buffa will forfeit this portion of the award if she is not employed with the Company on the vesting dates.

        Severance and change in control arrangements.    As part of our Chief Financial Officer's employment agreement, upon an involuntary termination without cause or voluntary resignation for good reason, Ms. Buffa will receive separation pay in an amount equivalent to her current base salary plus 50% of her target incentive compensation plus an amount equivalent to the cost of COBRA coverage for a period of 12 months. The Company does not have any agreements with the other NEOs that provide for cash severance payments upon termination of employment or in connection with a change in control.

        Retirement plan and other benefits and perquisites.    Our NEOs are eligible to participate in our employee benefit plans provided for all company employees. These benefits include a 401(k) plan with discretionary matching employer contributions, group health and life insurance, and short-term and long-term disability insurance. We also provide all of our employees with Vitamin Bucks (store credit accrued at $0.75 per hour up to 40 hours per week) and birthday bonus pay (equivalent to a single work day). We may also provide our NEOs with a limited range of perquisites on a case-by-case basis that may include a monthly car allowance, spousal insurance and reimbursement for any out-of-pocket medical insurance expenses.

        Stock ownership guidelines.    We do not have specific equity or other security ownership requirements or guidelines for NEOs. However, given management's significant equity stake in the Company, we do not believe ownership guidelines are needed at this time.

        Recoupment policy.    We currently do not have a recoupment policy to adjust or recover bonuses or incentive compensation paid to executive officers where such bonuses or payments were based on financial statements that were subsequently restated or otherwise amended in a manner that would have reduced the size of such bonuses or payments. As a public company, we are subject to the recoupment requirements under Sarbanes-Oxley, Dodd-Frank, upon the promulgation of regulations by the SEC, and other applicable laws.

        Tax and accounting considerations.    We do not require executive compensation to be tax deductible for our company, but instead balance the cost and benefits of tax deductibility to comply with our executive compensation goals. For example, Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to a publicly held corporation for compensation in excess of $1 million paid in any taxable year to its chief executive officer and certain other executive officers unless the compensation qualifies as "performance-based compensation" within the meaning of the Code. The deductibility limit of Section 162(m) did not apply to us for the portion of fiscal year 2012 during which we were a private company. As a public company, our compensation committee will consider the deductibility of compensation, but is fully authorized to approve compensation that is not deductible when it believes that such payments are appropriate to attract and retain executive talent.

        Risks from compensation policies and practices.    Our compensation committee has not undertaken a comprehensive risk assessment of all compensation policies and practices to determine areas of resulting risk. However, given the current equity ownership levels of our NEOs, the relative simplicity of our current compensation program and its weighting towards base salary, a fixed component of compensation, we do not believe that risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us.

  Omnibus Incentive Plan

        In July 2012, we adopted an Omnibus Incentive Plan, which includes the ability to make equity grants. During fiscal year 2012, we made equity grants under the Omnibus Incentive Plan to Ms. Buffa and Michael T. Campbell, our sole independent director during fiscal year 2012.

Summary Compensation Table

        The following table provides information concerning the compensation earned by our Co-Presidents, Chief Financial Officer, and each of the two other most highly paid executive officers during the year ended September 30, 2012. We refer to the officers listed in the table below collectively as our "NEOs."

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(1)		Total ($)
Kemper Isely, Co-President	2011	607,800	—		—		11,304		619,104
	2012	607,800	—		—		13,447		621,247
Zephyr Isely, Co-President	2011	576,000	—		—		11,304		587,304
	2012	576,000	—		—		13,317		589,317
Heather Isely, Executive Vice President	2011	496,000	—		—		11,304		507,304
	2012	528,000	—		—		13,537		541,537
Elizabeth Isely, Executive Vice President	2011	480,000	—		—		14,804	(2)	494,804
	2012	516,000	—		—		13,461	(2)	529,461
Sandra Buffa, Chief Financial Officer	2011	305,000	—		150,625		9,801		465,426
	2012	320,000	2,342,051	(3)	492,704	(4)	11,174		3,165,929

(1)
Amounts included in the All Other Compensation column are the following: 401(k) retirement benefit matching contributions, Vitamin Bucks and company paid medical insurance premiums.

(2)
Includes spousal medical insurance premiums.

(3)
Represents the stock settled portion of the restricted stock units granted to our Chief Financial Officer in May 2008 pursuant to her employment agreement, which were settled during fiscal year 2012. Amount represents the taxable value of the award calculated as 156,136 shares multiplied by the initial public offering price of $15.00. Additionally, a fractional share of .75 was paid out in cash of $11.00.

(4)
Includes $158,125 payable to Ms. Buffa pursuant to her employment agreement under the Company's quarterly cash-based incentive plan, and $334,579 constituting the cash portion of the restricted stock units settled during fiscal year 2012, payable to Ms. Buffa upon the occurrence of the initial public offering.

Grants of Plan Based Awards

        The following table sets forth the grants of plan based awards to our Chief Financial Officer. There were no other grants or approvals of plan based awards for our NEOs during fiscal year 2012. The grant of plan based award, in the form or restricted units, to our Chief Financial Officer was in accordance with the terms of her employment agreement that was signed in June 2008, which stated she was entitled to receive a grant of restricted stock units equal to 1.2% of the fully diluted shares of the Company in connection with an initial public offering of common stock of the Company. Two thirds of the award vested immediately upon completion of the IPO and was settled in a combination of common stock and cash. The remaining one third will be settled 100% in shares of common stock and vests in three equal parts over a six, 12 and 18 month period following the IPO.

			Estimated Payouts Under Non-Equity Incentive Plan Awards
							Estimated Payouts Under Equity Incentive Plan Awards
											All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Comp. Committee Approval Date												Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date		Target ($)		Maximum ($)		Target (#)		Maximum (#)				Exercise or Base Price of Option Awards ($/Sh)
(a)	(b)		(d)		(e)		(g)		(h)		(i)	(j)	(k)	(l)
Sandra Buffa	—	—	334,579	(1)	334,579	(1)	—		—		—	—	—	—
	6/2/2008	8/1/2012	—		—		66,915	(2)	66,915	(2)	—	—	—	$88,410
	6/2/2008	8/1/2012	—		—		89,221	(3)	89,221	(3)	—	—	—	$117,881
	6/2/2008	1/14/2013	—		—		89,221	(4)	89,221	(4)	—	—	—	$117,881

(1)
Represents the cash settled portion of the restricted stock units issued pursuant to Ms. Buffa's employment agreement, payable to Ms. Buffa upon the occurrence of the initial public offering.

(2)
Represents the stock settled portion of the 89,221 grant of restricted stock units made pursuant to Ms. Buffa's employment agreement, which was fully vested at the completion of the IPO. The restricted stock unit grant was settled 75% in shares of common stock (66,915) and 25% in cash ($334,579).

(3)
This grant of restricted stock units was made pursuant to Ms. Buffa's employment agreement, was fully vested at the completion of the IPO, and was settled in shares of common stock.

(4)
This grant of restricted stock units was made pursuant to Ms. Buffa's employment agreement, will vest in three equal installments occurring on January 25, 2013, July 25, 2013, and January 25, 2014, based on Ms. Buffa's continued employment, and will be settled in shares of common stock upon the vesting of the respective installment.

(5)
The grant date fair values have been determined in accordance with Accounting Standards Codification Topic 718, Stock Compensation. Refer to Note 15 of the Notes to Consolidated Financial Statements contained in our annual report on Form 10-K for the fiscal year ended September 30, 2012. The occurrence of the IPO was deemed a performance condition, and therefore no expense was recorded until the performance condition was deemed probable (i.e. the completion of the IPO). Upon completion of the IPO, the Company recorded the entire expense associated with the two thirds of the award that vested immediately, the portion that was settled in common shares was equity classified and expensed at the grant date fair value and the portion that was settled in cash was liability classified and expensed at the market value on the date of the IPO. The grant date fair value was determined by a fair market value analysis of the Company performed by a third-party valuation specialist in fiscal year 2008.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows certain information regarding outstanding equity awards at September 30, 2012 for Sandra Buffa, our Chief Financial Officer. There were no other outstanding equity awards for our NEOs at fiscal year end.

Outstanding Equity Awards at Fiscal Year End

Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
(a)	(i)		(j)
Sandra Buffa	89,221	(1)	$1,991,413

(1)
The restricted stock units vest in three equal installments occurring on January 25, 2013, July 25, 2013, and January 25, 2014 and will be settled in shares of common stock upon the vesting of the respective installment.

(2)
The market value of the awards of restricted stock units that have not vested was determined by multiplying the number of shares of stock by the market value of the underlying shares at September 28, 2012, which was the business day immediately preceding our fiscal year end of September 30, 2012.

Option Exercises and Stock Vested

        The following table shows for the fiscal year ended September 30, 2012, certain information regarding option exercises and stock vested during the last fiscal year with respect to Sandra Buffa, one of our NEOs. Other than Sandra Buffa, none of our NEOs held any equity awards during the year ended September 30, 2012.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
(a)	(b)	(c)	(d)		(e)
Sandra Buffa	—	—	156,136	(1)	$2,342,051	(2)

(1)
Represents Restricted Stock Units issued to Ms. Buffa pursuant to the terms of her employment agreement, which were fully vested upon occurrence of the IPO. The award was settled in 156,136 shares of common stock and $334,579 in cash.

(2)
Value realized on vesting was calculated by multiplying the number of shares underlying the restricted stock units by the market value of the Company's common stock in its initial public offering.

Pension Benefits

        None of our NEOs participates in any qualified or non-qualified pension benefit plan sponsored by us.

Nonqualified Deferred Compensation

        None of our NEOs participates in any nonqualified deferred compensation plan sponsored by us.

Employment Agreement

        We have entered into an amended and restated employment agreement with our Chief Financial Officer, Ms. Buffa that supersedes any and all existing employment agreements and offer letters. Ms. Buffa's annual salary, which is discussed under "Compensation Discussion and Analysis" contained in this Proxy Statement, will be reviewed on an annual basis by our compensation committee and Board and may be changed by action of the Board. Under the amended and restated employment agreement, Ms. Buffa is entitled to participate in our annual and long-term incentive compensation programs under our Omnibus Incentive Plan, and all standard employee benefit plans or programs, including personal time off, our 401(k) plan, our medical and dental insurance plans, Vitamin Bucks and employee discounts.

        Under the amended and restated employment agreement, Ms. Buffa is employed on an "at-will" basis, and, subject to applicable law, her employment may be terminated either by Ms. Buffa or by the Company at any time, for any reason, or no reason, and with or without cause. If her employment with the Company is terminated without cause or for good reason, we will pay Ms. Buffa an amount equal to the sum of her current annual base salary and 50% of current target annual incentive compensation, as well as an additional taxable amount equivalent to the cost of COBRA premiums for twelve months. If Ms. Buffa's employment with the Company is terminated for cause, Ms. Buffa will not be entitled to any salary, benefits, payments or reimbursements, except as required by law. Consistent with her historic employment agreement, under the amended and restated employment agreement, Ms. Buffa received grants of restricted stock units described under "Compensation Discussion and Analysis—Compensation decisions for fiscal year 2012—Equity compensation." Under the amended and restated employment agreement, Ms. Buffa is subject to a confidentiality covenant that extends indefinitely and non-solicitation and non-compete covenants that extend for one year from termination of employment.

        We do not have any employment agreements with any other NEO.

Potential Payments Upon Termination

        The following table describes the potential payments and benefits triggered by a termination of employment of a NEO by us without cause, or by the executive for good reason, assuming the employment of the NEO was terminated on September 30, 2012. None of our NEOs other than Ms. Buffa is contractually entitled to any payments as a result of a termination.

Name	Termination	Cash Payment ($)		Medical / Insurance Benefits ($)	Acceleration of Equity Awards ($)	Other ($)(1)	Total ($)
Sandra Buffa	Without cause or for good reason	412,500	(2)	11,618	—	21,754	445,872

(1)
Includes accrued amounts through any other company benefit, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all full-time employees.

(2)
Amount represents severance payment equal to the named executive officer's current base salary plus 50% of target non-equity incentive awards pursuant to the terms of Ms. Buffa's employment agreement.

 DIRECTOR COMPENSATION

        Our directors during fiscal 2012 were Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely, Ms. Elizabeth Isely and Mr. Campbell. Of these, Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely are also executive officers of the Company, and did not receive any compensation for their services as directors in addition to their executive compensation. Mr. Campbell is an independent director.

        In connection with our initial public offering, our Board engaged the outside consulting firm F. W. Cook to help develop compensation policies that are appropriate for a public company. Together with F. W. Cook, our Board determined an appropriate compensation program for its non-executive directors.

        Only those directors who are considered independent directors under the rules of the NYSE will receive compensation from us for their service on our Board. Accordingly, Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely will not receive compensation from us for their service on our Board. Pursuant to our standard arrangements for the compensation of our independent directors, our independent directors will be compensated for their service as directors, and will receive:

  •
  a base annual retainer of $30,000 in cash;

  •
  an additional annual retainer of $15,000 in cash to serve as our lead independent director, if our Board appoints a lead independent director and if applicable;

  •
  an additional annual retainer of $15,000 in cash for serving as the chair of our audit committee and $10,000 in cash for serving as the chair of our compensation committee, if applicable;

  •
  an additional annual retainer of $5,000 in cash for serving as a member of our audit committee, if applicable; and

  •
  an additional annual retainer of $5,000 in cash for serving as a member of our compensation committee, if applicable.

        In addition, each independent director will be granted a number of restricted stock units under our Omnibus Incentive Plan equal to the number of shares of our common stock having a value of $50,000 (based on the closing price of our common stock on the NYSE on the date of grant), which will be granted each year on the date of our annual meeting of stockholders, or a pro rata portion in the case of a mid-year appointment. The restricted stock units will fully vest on the date which is one year after the date of grant and will be settled in shares of our common stock. Our independent directors are subject to equity ownership guidelines approved by our Board, requiring each independent director to, within five years of their initial election to our Board, achieve holdings in our equity securities, including vested and unvested restricted stock units, with a value equal to three times the annual cash retainer received. We also reimburse our directors for reasonable expenses incurred to attend meetings of our Board or any committee of our Board.

        The following table shows for the fiscal year ended September 30, 2012 certain information with respect to the compensation of all non-employee directors of the Company:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2012

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)
Michael T. Campbell	12,500	33,321	(2)	—	—	—	—	45,821

(1)
Richard Hallé was appointed as a director on October 17, 2012, which was subsequent to the end of fiscal year 2012.

(2)
Represents the full grant date fair value of the stock award as of the date of grant, August 1, 2012. The awards vests on August 1, 2013 and will be settled in 1,688 shares of common stock. The aggregate number of restricted stock units outstanding at September 30, 2012 for Mr. Campbell was 1,688.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee. Mr. Kemper Isely and Ms. Heather Isely served on our compensation committee during fiscal year 2012 and are both executive officers of the Company. Mr. Kemper Isely and Ms. Heather Isely are party to certain related party arrangements with the Company, as described in this Proxy Statement under "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS."

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

  Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides certain information with respect to the Company's Omnibus Incentive Plan, which is its only equity compensation plan in effect as of September 30, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	90,909	$1.66	934,015
Total	90,909	$1.66	934,015

(a)
Represents restricted stock units granted as of September 30, 2012, that will vest between January 25, 2013 and January 25, 2014 and will be settled in shares of common stock.

(b)
Represents weighted average grant date fair value. Includes 89,221 restricted stock units, with a grant date fair value of $1.32, that were issued to our Chief Financial Officer pursuant to the terms of her June 2008 employment agreement. The grant date fair value was determined by a fair market value analysis of the Company performed by a third-party valuation specialist in fiscal year 2008. Also includes 1,688 restricted stock units granted to Michael Campbell with a grant date fair value of $19.74. The grant date fair values have been determined in accordance with Accounting Standards Codification Topic 718, Stock Compensation. Refer to Note 15 of the Notes to Consolidated Financial Statements contained in our annual report on Form 10-K for the fiscal year ended September 30, 2012.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with the Isely Family

        Members of the Isely family controlled all of the voting power of our outstanding common stock prior to our initial public offering. As of January 16, 2013, members of the Isely family and certain trusts, accounts or entities controlled by them or for the benefit of them own and control approximately 59.6% of our common stock. Due to their holdings of common stock, members of the Isely family are able to continue to determine the outcome of virtually all matters submitted to stockholders for approval, including the election of directors, an amendment of our certificate of incorporation (except when a class vote is required by law), any merger or consolidation requiring common stockholder approval, and a sale of all or substantially all of the Company's assets. In addition, members of the Isely family have the ability to prevent change-in-control transactions as long as they maintain voting control of the Company. The Isely family is not subject to any contractual obligation to retain its controlling interest in us, except that members of the Isely family, who hold our common stock, have agreed, subject to exceptions, not to sell or otherwise dispose of any of our shares of common stock for a period of 180 days after our initial public offering without the prior written consent of certain of the underwriters in our initial public offering.

Stockholders Agreement

        Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely, Ms. Elizabeth Isely, certain trusts or entities controlled by them and certain other Isely family members or trusts, accounts and entities controlled by or for the benefit of them have entered into a stockholders agreement pursuant to which they have agreed to, among other things, certain voting agreements and limitations on the sale of shares of our common stock. Most, but not all, of the parties to the stockholders agreement are subject to the limitations on voting, while all of the parties to the agreement are subject to the limitations on sale.

        Parties subject to the voting provisions of the agreement have agreed that they will vote all of their common stock in the election of directors as directed by at least three of Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely. If two or more of Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely were to die or if at least three of them are unable to reach an agreement 20 days prior to the relevant meeting, the voting direction will be given by a majority of the independent directors. Isely voting group members have agreed to cast and submit by proxy to us their votes in a manner consistent with these voting provisions at least five days prior to the scheduled date of any annual or special meeting of stockholders. As of January 16, 2013, Isely voting group members own, directly or indirectly, 12,940,098 shares, or 57.8% of our total outstanding stock.

        Parties subject to the limitations on the sale of shares of our common stock have agreed not to transfer any shares of our common stock except pursuant to the permitted transfer provisions of the stockholders agreement. As of January 16, 2013, Isely family members subject to the limitations on sale own, directly or indirectly, 13,331,707 shares, or 59.6% of our total outstanding stock.

        The stockholders agreement expires on the date upon which 50% or more of our fully-diluted stock is owned by persons other than the Isely voting members. The stockholders agreement may be amended, modified, supplemented or restated by the written agreement of parties holding 85% of the shares of the Company that are held by all of the parties to the stockholders agreement.

        Disputes that relate to the subject matter of the stockholders agreement are subject to arbitration pursuant to the terms of that agreement.

Registration Rights

        In connection with our initial public offering, we entered into a registration rights agreement with certain members of the Isely family pursuant to which we granted them registration rights with respect to 13,859,561 shares of common stock owned by them. These rights include demand registration rights, shelf registration rights and "piggyback" registration rights, as well as customary indemnification. All fees, costs and expenses related to any registration under the agreement will be borne by us, other than stock transfer taxes and underwriting discounts or commissions.

        Demand registration rights.    The registration rights agreement grants the Isely family demand registration rights. We are required, upon the written request of any two or more of Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely, to use our commercially reasonable efforts to effect registration of shares requested to be registered by the Isely family as soon as practicable after receipt of the request. However, we are not required to effect any such demand registration within 180 days after the effective date of a previous demand registration, to effect a demand registration on Form S-1 after we have effected three such demand registrations, or to comply with any registration demand unless the anticipated aggregate offering amount equals or exceeds $75.0 million.

        Shelf registration rights.    The registration rights agreement grants the Isely family shelf registration rights. Under the terms of the registration rights agreement, any two or more of Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely may demand that we file a shelf registration statement with respect to those shares requested to be registered by the Isely family. Upon such demand, we are required to use our commercially reasonable efforts to effect such registration.

        "Piggyback" registration rights.    The registration rights agreement grants the Isely family "piggyback" registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration.

Unsecured Notes

        On November 1, 1998, a related company owned by Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely, Ms. Elizabeth Isely and other members of the Isely family, as debtor, entered into a $3.5 million unsecured note with Mr. Philip Isely, as lender, and also entered into a $2.8 million unsecured note with The Margaret A. Isely Spouse's Trust, as lender in order to finance the purchase of the operating company from Mr. Philip Isely and the estate of Margaret Isely. The Margaret A. Isely Spouse's Trust was controlled by Mr. Philip Isely, who acted as trustee for the trust prior to his death in June 2012. Mr. Philip Isely was the father of certain of our principal stockholders, and was the beneficial owner of less than 1% of our common stock prior to our initial public offering. Following Mr. Philip Isely's death, the assets of the Margaret A. Isely Spouse's Trust, including the unsecured note, were transferred to the Margaret A. Isely Family Trust. The Margaret A. Isely Family Trust is controlled by Mr. Kemper Isely, Mr. Zephyr Isely and Ms. Heather Isely, who act as trustees for the trust. The unsecured note on which Mr. Philip Isely was previously the payee is now part of the estate of Mr. Philip Isely.

        In 2008, the operating company exchanged common stock for 100% ownership in the related company, which was the debtor under these unsecured notes and owned one or more of the operating company's service marks. Following the 2008 transaction, the operating company became the obligor under the unsecured notes. Each of these notes bears interest at an annual interest rate of 5.33% and matures in October 2013. In July 2012, the Company prepaid the outstanding balance of the note payable to Philip Isely.

        The following table presents the total outstanding amount under the unsecured note with Philip Isely and principal and interest amounts paid by us under the unsecured note as of and for the year ended September 30, 2012.

Year ended September 30, 2012
Loan balance at beginning of period	$676,895
Principal paid	676,895
Interest paid	24,875

Loan balance at end of period	$—

Aggregate principal and interest paid for life of loan	$5,145,157

        The following table presents the principal and interest amounts paid by us under the unsecured note with The Margaret A. Isely Spouse's Trust as of and for the year ended September 30, 2012.

Year ended September 30, 2012
Loan balance at beginning of period	$529,210
Principal paid	246,711
Interest paid	22,238

Loan balance at end of period	$282,499

Aggregate principal and interest paid for life of loan	$3,742,871

Insurance Premiums

        On January 1, 1994, the operating company entered into a split-dollar life insurance agreement, pursuant to which the operating company agreed to pay on an annual basis, one of the semi-annual premium payments due under a $2.0 million life insurance policy insuring the life of Mr. Philip Isely. The Philip and Margaret A. Isely Joint Trust Number One is the owner and beneficiary of the life insurance policy. The trustees of the trust are Mr. Kemper Isely, Mr. Zephyr Isely and Ms. Heather Isely, and they are among the beneficiaries. As trustees, they control the trust's assets and investments. The operating company's only rights under the split-dollar life insurance policy are to receive a portion of the (a) death benefit, if any, and (b) cash surrender value in the event of termination of the agreement, or the lapse, surrender or cancellation of the policy, which was equal to $277,264 as of February 1, 2012.

        On August 16, 2004, the operating company entered into a loan agreement with the trustees of The Philip and Margaret A. Isely Joint Trust Number One, whereby the operating company agreed to advance to the trust on an annual basis, the other semi-annual split-dollar life insurance policy premium. The operating company was to be repaid the advanced premiums, plus accrued interest at a rate of 2.5% per annum.

        On June 15, 2012, The Philip and Margaret A. Isely Joint Trust Number One repaid in full the outstanding amount payable to the operating company of $930,153 related to the split-dollar life insurance arrangements, and pursuant to an agreement between the operating company and the co-trustees of The Philip and Margaret A. Isely Joint Trust Number One, the split-dollar life insurance agreement, the related collateral assignment, the loan agreement and related promissory note were terminated and canceled. As a result of the repayment of amounts due and termination of these agreements, the operating company had no further obligations to pay or advance the split-dollar life insurance premiums as of September 30, 2012.

        During fiscal year 2012, the largest aggregate amount of principal outstanding payable to the operating company related to the split-dollar life insurance arrangements was $930,153 and the aggregate amount of insurance premiums paid by the operating company was $81,991.

Lease Agreements

        The operating company is a party to real estate leases with members of the Isely family or entities controlled by the Isely family. In February 2012, the operating company entered into a lease for one store with an entity ultimately controlled by Mr. Kemper Isely and Mr. Zephyr Isely (the Land Trust Lease). Additionally, the operating company entered into a ground lease with an entity that was owned by Mr. Philip Isely, prior to his death, for another of our store locations (the Philip Isely Lease). Following Mr. Philip Isely's death, the lessor under the Philip Isely Lease is now owned and controlled by the estate of Mr. Philip Isely and the Margaret A. Isely Family Trust, with each holding a 50% interest in the entity. The trust is controlled by Mr. Kemper Isely, Mr. Zephyr Isely and Ms. Heather Isely, who act as its trustees. The operating company also has seven store lease agreements with an entity owned by Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely, along with several other related family members (the Chalet Leases). We believe that the operating company's leases with related parties, as described in this paragraph, generally reflect the prevailing market lease terms and rental rates at the time the operating company entered into them.

        The following table presents the amounts paid by us under the lease agreements described above for the year ended September 30, 2012.

Year ended September 30, 2012
Amount paid under the Land Trust lease	$306,000
Amount paid under the Philip Isely lease	48,000
Amount paid under the Chalet leases	1,290,000

Commercial Relationship with Anthony Andueza

        Mr. Andueza controls certain entities and custodial accounts owned by members of the Isely family and is a party to the stockholders agreement in that capacity. As a result, Mr. Andueza is deemed to beneficially own more than 5% of the Company's common stock, as described above in the section entitled "Security Ownership of Certain Beneficial Owners and Management." Randal Optimal Nutrients, LLC, or Randal, sells dietary supplements to the Company for one of our private label brands. Mr. Andueza is the account representative responsible for our account with Randal. In fiscal year 2012, Randal sold approximately $872,000 in dietary supplements to the Company. We believe that Mr. Andueza received sales commissions of approximately $87,200 for those sales. Mr. Andueza also purchased approximately eight advertisements for Randal products in our Health Hotline® newsletter in fiscal year 2012 at a cost of approximately $16,000. Members of the Isely family requested that Mr. Andueza act as a custodian for Isely family entities and custodial accounts because of their longstanding friendship with Mr. Andueza.

Procedures for Related Party Transactions

        In connection with our initial public offering, our Board adopted a written code of ethics for our company, which is publicly available on our website. Under our code of ethics, our employees, officers, directors and consultants are discouraged from entering into any transaction that may cause a conflict of interest for us. In addition, they are required to report any potential conflict of interest, including related-party transactions, anonymously to a third party hotline or to their supervisor, an executive officer member or the Company's Disclosure and Ethics Committee, or the Company's General Counsel, who will review and summarize the proposed transaction for our audit committee. Our audit committee will be required to approve any related-party transactions, including those transactions involving our directors.

 OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board
/s/ HEATHER ISELY Heather Isely Corporate Secretary

January 18, 2013

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2012 is available without charge upon written request to: Corporate Secretary, 12612 West Alameda Parkway, Lakewood, Colorado 80228.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC ATTN: IWS 1155 LONG ISLAND AVENUE EDGEWOOD, NY 11717 M51656-P31955 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. NATURAL GROCERS BY VITAMIN COTTAGE, INC. For All Except Withhold All For All The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees 01) Richard Hallé 02) Elizabeth Isley The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain ! ! ! 2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING SEPTEMBER 30, 2013. ! ! ! 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. ! For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com. M51657-P31955 NATURAL GROCERS BY VITAMIN COTTAGE, INC. Annual Meeting of Stockholders March 6, 2013 at 1:00 PM This proxy is solicited by the Board of Directors THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATURAL GROCERS BY VITAMIN COTTAGE, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 6, 2013 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned being a stockholder of Natural Grocers by Vitamin Cottage, Inc. ("NGVC") hereby authorizes Kemper Isely and Heather Isely, and each of them, with the full power of substitution to represent the undersigned at the Annual Meeting of Stockholders of NGVC to be held at Natural Grocers by Vitamin Cottage, Inc., Home Office Auditorium, 12612 W. Alameda Parkway, Lakewood, CO 80228 on March 6, 2013, at 1:00 p.m., local time, and at any adjournment or postponement thereof, with respect to all shares of NGVC common stock that the undersigned would be entitled to vote, if there personally present, as appears on the reverse side of this proxy. In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is exercised. Shares of common stock of NGVC will be voted as specified. If this proxy is properly executed but no specification is made, shares will be voted FOR each of the nominees for director listed on the reverse side and FOR approval of Proposal Nos. 2 and 3 and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matter which may properly come before the annual meeting. Address Change/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side